EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Legacy Reserves LP

Midland, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 27, 2013, relating to the consolidated financial statements of Legacy Reserves LP and the effectiveness of Legacy Reserves LP’s internal control over financial reporting appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

October 11, 2013